                              LTC PROPERTIES, INC.

                                  EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


COMPANY                                                STATE OF ORGANIZATION
Education Property Investors, Inc.                             Nevada
Florida-LTC, Inc.                                              Nevada
Illinois-LTC, Inc.                                             Delaware
Kansas-LTC Corporation                                         Delaware
LTC-Gardner, Inc.                                              Delaware
LTC-Dearfield, Inc.                                            Nevada
LTC-DS, Inc.                                                   Delaware
LTC-K1, Inc.                                                   Delaware
LTC-K2, Inc.                                                   Delaware
LTC-K2, LP, Inc.                                               Delaware
LTC-Fort Valley, Inc.                                          Delaware
LTC GP I, Inc.                                                 Delaware
LTC GP II, Inc.                                                Delaware
LTC GP III, Inc.                                               Delaware
LTC GP IV, Inc.                                                Delaware
LTC GP V, Inc.                                                 Delaware
LTC-Griffin, Inc.                                              Nevada
LTC-Jessup, Inc.                                               Delaware
LTC-Jonesboro, Inc.                                            Nevada
LTC Partners I, L.P.                                           Delaware
LTC Partners II, L.P.                                          Delaware
LTC Partners III, L.P.                                         Delaware
LTC Partners IV, L.P.                                          Delaware
LTC Partners V, L.P.                                           Delaware
LTC Partners VI, L.P.                                          Delaware
LTC Partners VII, L.P.                                         Delaware
LTC Partners VIII, L.P.                                        Delaware
LTC REMIC Corporation                                          Delaware
LTC REMIC IV Corporation                                       Delaware
LTC-Richmond, Inc.                                             Nevada
LTC-Sumner, Inc.                                               Delaware
LTC-Tampa, Inc.                                                Nevada
LTC-West, Inc.                                                 Nevada
L-Tex GP, Inc.                                                 Delaware
L-Tex L.P. Corporation                                         Delaware
Missouri River Corporation                                     Delaware
University Park Convalescent Center, Inc.                      Florida
Virginia-LTC, Inc.                                             Nevada
Western Healthcare, Funding, Inc.                              Nevada
Texas-LTC Limited Partnership                                  Texas




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